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                                                                    Exhibit 20.1

Partners First Credit Card Master Trust (PRCMT)
Excess Spread Analysis - August 2001

                                                                        Delinquencies

                             Monthly     Gross      Net
                  Excess     Payment     Portfolio  Charge-  30-59   60-89   90+ days
                  Spread     Rate        Yield      Offs      days    days
              -----------------------------------------------------------------------
Series 1998-3
       Jul-01       1.82%     10.06%      18.24%    10.56%    1.89%  1.30%    2.82%
       Aug-01       4.05%     10.18%      19.39%     9.67%    1.89%  1.28%    2.69%